UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

201 Mission Street, Suite 2375
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Explanatory Note

Jaguar Health, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 14, 2019 (the “Original Report”), to reflect additional shares issued since the transactions reported under Item 3.02 of the Original Report and furnish a copy of a press release issued by the Company regarding the elimination of outstanding indebtedness through the transactions reported under Item 3.02 of this report.

Item 3.02                   Unregistered Sales of Equity Securities.

On June 10, 2019, Jaguar Health, Inc. (the “Company”) entered into privately negotiated exchange agreements (each, an “Exchange Agreement”) with a holder of one of its outstanding secured promissory notes, which as described further below resulted in the aggregate issuance by the Company of more than 5% of the Company’s issued and outstanding shares of common stock (“Common Stock”), as last reported in the Company’s Form 10-Q filed May 21, 2019.

From May 21, 2019 through June 28, 2019, the Company issued 754,838 shares of Common Stock in the following transactions:

On May 29, 2019, pursuant to an exchange agreement dated May 29, 2019, the Company issued 25,210 shares of Common Stock to a noteholder in exchange for a $300,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 3, 2019, pursuant to an exchange agreement dated June 3, 2019, the Company issued 21,632 shares of Common Stock to a noteholder in exchange for a $250,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 10, 2019, pursuant to exchange agreements dated June 10, 2019, the Company issued 78,683 shares of Common Stock to a noteholder in exchange for a $550,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 11, 2019, pursuant to exchange agreements dated June 11, 2019, the Company issued 223,750 shares of Common Stock to a noteholder in exchange for a $1,669,175 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 17, 2019, pursuant to an exchange agreement dated June 17, 2019, the Company issued 32,258 shares of Common Stock to a noteholder in exchange for a $200,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 18, 2019, pursuant to an exchange agreement dated June 18, 2019, the Company issued 88,496 shares of Common Stock to a noteholder in exchange for a $500,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 19, 2019, pursuant to an exchange agreement dated June 19, 2019, the Company issued 62,278 shares of Common Stock to a noteholder in exchange for a $350,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 21, 2019, pursuant to an exchange agreement dated June 21, 2019, the Company issued 85,470 shares of Common Stock to a noteholder in exchange for a $400,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On June 25, 2019, pursuant to exchange agreements dated June 25, 2019, the Company issued 137,061 shares of Common Stock to a noteholder in exchange for a $625,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

The shares of Common Stock that were exchanged for portions of the secured promissory note in the transactions described above were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act. All of the share figures in this Amendment No. 1 on Form 8-K/A have been adjusted to reflect the 70-for-1 reverse split of our Common Stock that went into effect on June 7, 2019.

The Company expects to file the form of Exchange Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.  The foregoing is only a brief description of the Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the complete text of the form of Exchange Agreement when filed.

Item 7.01                   Regulation FD Disclosure.

On June 28, 2019, the Company issued a press release announcing the elimination of approximately $4.8 million in outstanding indebtedness.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

Date: June 28, 2019